UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-22374	58-1416811
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)
(404) 639-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibits
EX-10.1 EQUITY INCENTIVE PLAN
EX-99.1 PRESS RELEASE

Item 1.01	Entry into a Material Definitive Agreement.
Shareholder Approval of Fidelity Southern Corporation Equity Incentive Plan
On January 19, 2006, the Board of Directors (the “Board”) of Fidelity Southern Corporation (the “Company”) adopted, subject to and effective upon shareholder approval, the Fidelity Southern Corporation Equity Incentive Plan (the “Incentive Plan”). The shareholders of the Company approved the Incentive Plan at the Annual Meeting of Shareholders held on April 27, 2006.
The following description of the Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
General Information. The Board adopted the Incentive Plan to assist the Company in recruiting and retaining employees and directors by enabling them to receive awards and participate in the future success of the Company. The Incentive Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“RSUs”), and other incentive awards (“Incentive Awards”).
All awards granted under the Incentive Plan will be governed by separate written agreements between the Company and the selected participants. The written agreements will specify when the award may become exercisable, vested, or payable. No right or interest of a participant in any award will be subject to any lien, obligation, or liability of the participant. The laws of the State of Georgia govern the Incentive Plan. The Incentive Plan is unfunded, and the Company will not segregate any assets to cover awards under the Incentive Plan. The Incentive Plan is not tax qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), nor is it subject to the Employee Retirement Income Security Act of 1972, as amended.
Awards may be granted under the Incentive Plan until January 19, 2016.
Administration. The Company will bear all expenses of the Incentive Plan. The Compensation Committee of the Board (the “Committee”) will administer the Incentive Plan. The Committee has authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Incentive Plan) as it may consider appropriate. The Committee may delegate to one or more officers of the Company all or part of its authority and duties with respect to awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended.
Eligibility for Participation. Any of the Company’s employees, including any employee of a current or future subsidiary of the Company (an “Affiliate”) and any member of the Board (whether or not an employee), is eligible to receive an award, except that only employees are eligible to receive ISOs.

Shares Subject to Plan. The maximum number of shares of the no par value common stock of the Company (“Common Stock”) that may be issued under the Incentive Plan pursuant to awards is 750,000 shares. All of such shares may be issued pursuant to options. However, only 250,000 of such shares may be issued in the aggregate pursuant to awards other than options. In any calendar year, no participant may receive awards that relate to more than 125,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards, and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.
Options. A stock option entitles the participant to purchase from the Company a stated number of shares of its Common Stock. The Committee will designate whether the option is an ISO or a NQSO and specify the number of shares of Common Stock subject to the option. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000. If this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs. The exercise price per share of Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. With respect to an ISO granted to a participant who beneficially owns more than 10 percent of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules), the exercise price per share may not be less than 110 percent of the fair market value of the Common Stock on the date the option is granted. The exercise price may be paid in cash or, if the agreement so provides, by tendering shares of Common Stock or some other method of payment.
Stock Appreciation Rights. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an option. A SAR granted in tandem with an option is called a Corresponding SAR and entitles the participant to exercise the option or the SAR at which time the other tandem award expires. The Committee will specify the number of shares of Common Stock subject to a SAR and whether the SAR is a Corresponding SAR. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock exceeds the exercise price of the related option. As set forth in the agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock or a combination of each.
Restricted Stock Awards. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Committee will prescribe whether the Restricted Stock Award is forfeitable and the conditions to which it is subject. If the participant must pay for a Restricted Stock Award, payment of the award generally shall be made in cash or, if the agreement so provides, by some other method of payment. Prior to forfeiture, a participant will have all rights of a shareholder with respect to the shares that are the subject of the Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, the participant may not transfer the shares. Fidelity shall retain custody of the certificates evidencing the shares until they are no longer forfeitable.
RSUs. A RSU entitles the participant to receive shares of Common Stock when certain conditions are met. The Company will pay the participant one share of Common Stock for each RSU that becomes earned and payable.
Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. No participant may receive an Incentive Award in any calendar year (i) with reference to a specified dollar limit of more than $250,000 and (ii) with reference to a specified number of shares of Common Stock of more than 125,000 shares. As set forth in the agreement, an Incentive Award may be paid in cash, Common Stock or a combination of each.
Performance Objectives. The Committee has discretion to establish performance conditions for when options or SARs become exercisable, Restricted Stock Awards become vested and RSUs or Incentive Awards become payable. Those performance conditions can be stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total shareholder return; (b) total shareholder return as compared to total return (on a comparable basis) of a publicly available index; (c) net income; (d) pretax earnings; (e) funds from operations; (f) earnings before interest expense, taxes, depreciation and amortization; (g) operating margin; (h) earnings per share; (i) return on equity, capital, assets or investment; (j) operating earnings; (k) working capital; (l) ratio of debt to shareholders equity and (m) revenue. An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on continued employment or service if it is not intended to be contingent on performance conditions.
Change in Control. In the event of or in anticipation of a “Change in Control” (as defined in the Incentive Plan), the Committee in its discretion may terminate outstanding awards (i) by giving the participants an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not exercisable) or (ii) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable. However, awards will not be terminated to the extent they are to be continued after the Change in Control.
Maximum Award Period. No award shall be exercisable or become vested or payable more than 10 years after the date of grant. An ISO granted to a participant who beneficially owns more than 10 percent of the combined voting power of the Company or any Affiliate (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.
Amendment and Termination of Incentive Plan. The Board may amend or terminate the Incentive Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or the rules of any stock exchange on which the Company’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants, (ii) permit a repricing of outstanding options, (iii) increase the aggregate number of shares of Common Stock that may be issued, (iv) modify the requirements as to eligibility for participation in the Incentive Plan or (v) change the stated performance conditions.

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
On April 27, 2006, the Board named H. Palmer Proctor, Jr., 38, President of the Company effective April 27, 2006. Mr. Proctor has served as the Senior Vice President of the Company since January 2006 and President of Fidelity Bank, a wholly-owned subsidiary of the Company, since October 2004. From 1996 to January 2006, Mr. Proctor served as Vice President of the Company and from 1996 to September 2004 he served as the Senior Vice President of Fidelity Bank. Mr. Proctor has also served as the Secretary/Treasurer of LionMark Insurance Company, a wholly-owned subsidiary of the Company, since November 2004.
Mr. Proctor is party to an employment agreement and an executive continuity agreement with the Company and Fidelity Bank, which were described in the Company’s Form 8-Ks filed on March 23, 2005, and January 25, 2006.
A copy of the press release announcing Mr. Proctor’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits.

Exhibit 10.1	Fidelity Southern Corporation Equity Incentive Plan

Exhibit 99.1	Press release issued by Fidelity Southern Corporation on May 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Southern Corporation (Registrant)
	By:	/s/ M. Howard Griffith, Jr.
M. Howard Griffith, Jr.
Chief Financial Officer
Date: May 3, 2006

Exhibits

Exhibit No.	Description

Exhibit 10.1	Fidelity Southern Corporation Equity Incentive Plan

Exhibit 99.1	Press release issued by Fidelity Southern Corporation on May 3, 2006.